Exhibit 4.28

FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT

FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT, dated as of April 26, 2012 (this "Amendment") to the Limited Liability Company Agreement of Euromar LLC, a Marshall Islands limited liability company (the "Company"), dated as of March 25, 2010 (the "LLC Agreement"), among Euroseas Ltd., a Marshall Islands corporation ("Euroseas"), Paros Ltd., a Cayman Islands exempted company ("Paros"), All Seas Investors I Ltd., a Cayman Islands limited company ("All Seas I"), All Seas Investors II Ltd., a Cayman Islands limited company ("All Seas II") and All Seas Investors III LP, a Cayman Islands exempted limited partnership ("All Seas III", and collectively with All Seas I and All Seas II, "All Seas" and, individually, an "All Seas Member").  Terms used herein but not defined shall have the meaning assigned to them in the LLC Agreement.

WHEREAS, the Company, Euroseas, Paros and the All Seas desire to amend the LLC Agreement as set forth below and to consent and agree to an amendment to the Agreement Regarding Vessel Opportunities;

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereby agree as follows:

Section 1.   Amendment of LLC Agreement. The LLC Agreement is hereby amended as follows:

1.1           The definition of "Maximum Capital Contribution Obligation" in Section 1.1 of the LLC Agreement is hereby deleted in its entirety and replaced with the following:

"Maximum Capital Contribution Obligation"  means, with respect to each Member, the maximum Capital Contribution such Member is obligated to make which, with respect to (a) Euroseas, means an amount equal to $35,000,000, (b) Paros, means an amount equal to $105,000,000, and (c) the All Seas Members, means an amount equal to $105,000,000, for which such amount the All Seas Members shall be jointly and severally liable; provided, that such aggregate amount shall be allocated among the All Seas Members, pursuant to Section 3.5(d).

1.2           Section 3.5(a) is hereby amended by deleting clause (c) of the definition of "Commitment Period" in its entirety and replacing it with "(c) March 25, 2013, unless such period is extended by the unanimous approval of the Board of Managers;".

1.3           Section 3.5(d) is hereby amended by deleting the number "$75 million" in its entirety and replacing it with the number "$105,000,000".

Section 2.   Consent and Agreement.  Each of the Company, Euroseas, Paros and All Seas hereby consents and agrees to the First Amendment to the Agreement Regarding Vessel Opportunities dated April 26, 2012 attached to this Amendment as Exhibit A.

Section 3.   Effectiveness and Continued Effectiveness.  Simultaneously with the execution of this Amendment by the parties hereto as set forth below, the amendments to the LLC Agreement set forth in Section 1 of this Agreement above are effective as of the date hereof.  The parties hereto hereby acknowledge and agree that, except as specifically supplemented and amended, changed or modified in Section 1 above, the LLC Agreement shall be unaffected by this Amendment and remain in full force and effect in accordance with its terms.

Section 4.   Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such jurisdiction applicable to contracts to be made and performed entirely within such jurisdiction.

Section 5.   Counterparts.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Section 6.   Successors.  All the covenants and provisions of this Amendment by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

EUROMAR LLC

By:
Name:
Title:

EUROSEAS LTD.

By:
Name:
Title:

PAROS LTD.

By:
Name:
Title:

ALL SEAS INVESTORS I LTD.

By:
Name:
Title:

ALL SEAS INVESTORS II LTD.

By:
Name:
Title:

ALL SEAS INVESTORS III LTD.

By:
Name:
Title: